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                                                                  Exhibit 1.01

                  ORLANDO PREDATORS ENTERTAINMENT, INC.
                             450,000 UNITS


                         UNDERWRITING AGREEMENT


                                                   July ___, 1997

First Midwest Securities, Inc.
1233 N. Mayfair Road, Suite 117
Milwaukee, WI  53213

Gentlemen:

     Orlando Predators Entertainment, Inc., a Florida corporation (the "Company"), proposes to issue and sell to you (the "Underwriter") pursuant to this Underwriting Agreement (the "Agreement") an aggregate of 450,000 units (the "Firm Units"), each unit ("Unit") consisting of two (2) shares of the Company's no par value Common Stock (the "Common Stock"), and one Redeemable Common Stock Warrant entitling the holder thereof to purchase for $7.50, one share of Common Stock for a term of five (5) years from the effective date of the Registration Statement described below in Section 1(a). The terms of the Units and the components of the Units shall be as described in the Registration Statement. In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Units, the Company proposes to grant to the Underwriter an option to purchase up to an additional 67,500 Units (the "Option Units"). The Company further agrees to sell and issue to you as Underwriter, five-year warrants (the "Underwriter's Warrants") to purchase for $12.00 per Unit an aggregate of 45,000 Units (the "Underwriter's Warrant Units"). Each Underwriter's Warrant Unit consists of two shares of Common Stock and one Redeemable Warrant ("Underlying Warrant"). The terms and conditions of the Underwriter's Warrants, Underwriter's Warrant Units and Underlying Warrants, including the purchase price thereof, shall be as set forth in the Underwriter's Warrant filed as an exhibit to the Registration Statement.

     The Firm Units, any Option Units purchased pursuant to this Agreement and the Underwriter's Warrant Units are collectively called herein the "Units" and the Warrants included in the Units and the Underwriter's Warrants are collectively called herein the "Warrants." The shares of Common Stock issuable upon exercise of the Warrants are collectively called the "Warrant Shares" and the Warrant Shares, together with the shares of Common Stock included in the Units, are collectively called the "Shares."

     You have advised the Company that you intend to purchase the Firm Units, and that you have been authorized to execute this Agreement. The Company confirms the agreements made by it with respect to the purchase of the Firm Units by the Underwriter, as follows:

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1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to, and agrees with, the Underwriter that:

     (A) A registration statement (File No. 333-___) on Form SB-2 relating to the public offering of the Units, Warrants and Shares, including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act. "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 of the Rules and Regulations. The registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are respectively referred to as the "Registration Statement" and the "Prospectus", except that (i) if the prospectus first filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations or otherwise utilized and not required to be so filed shall differ from said prospectus as then amended, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b) or Rule 430A, or so utilized from and after the date on which it shall have been filed or utilized and (ii) if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date (the "Effective Date") of such registration statement and prior to the Option Closing Date (as defined in Section 2(b)), the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include the prospectus as so amended or supplemented, or both, as the case may be.

     (b) At the time the Registration Statement becomes effective and at all times subsequent thereto up to the Option Closing Date (defined above), (i) the Registration Statement and Prospectus and any amendments or supplements thereto, will contain all statements that are required to be stated therein in accordance with the Act, the Rules and Regulations and the Blue Sky Laws and will in all material respects conform to the requirements of the Act, the Rules and Regulations and the Blue Sky Laws, (ii) there will be no stop order of the Commission, any court of competent jurisdiction or the securities administrator of any state in which the Units, Warrants and Shares have been, or are to be, registered or qualified, in effect, pending or threatened with respect to the effectiveness of the Registration Statement or the distribution of the Prospectus and (iii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the heading "Underwriting", and the identity of counsel to the Underwriter under the heading "Legal Matters" constitute the only information

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furnished in writing by or on behalf of the Underwriter for inclusion in the
Registration Statement and Prospectus, as the case may be.

     (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company has the full power and authority and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental and regulatory officials and bodies required to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business under the laws of (and is in good standing as such in) each jurisdiction in which it owns or leases property, has an office, or in which business is conducted and such qualification is required, except where the failure to so qualify would not have a material adverse effect on the business, assets or financial condition of the Company, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

     (d) The authorized capital stock of the Company as of the date of the Prospectus, as set forth under "Description of Securities" in the Prospectus, was 10,000,000 shares of Common Stock, no par value per share, of which not more than 1,380,000 shares will be issued and outstanding or subject to outstanding options or warrants as of the Effective Date and 1,500,000 shares of Preferred Stock, no par value per share, of which no shares will be issued and outstanding. The shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. The Preferred Stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus.

     (e) The Units and their components upon issuance and delivery and payment therefor in the manner contemplated by this Agreement will be duly authorized, validly issued, fully paid and nonassessable. The shares of Common Stock are not subject to preemptive rights of any security holder of the Company.
Neither the filing of the Registration Statement nor the offering or sale of the Units, Warrants or Shares, as contemplated in this Agreement and the Underwriter's Warrant, gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company, except as described in the Registration Statement.

     (f) All offers and sales of the Company's capital stock prior to the date hereof, other than pursuant to effective registration statements under the Act, were at all relevant times exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, or the relevant statutes of limitations have expired, or civil liability therefor has been eliminated by an offer to rescind.

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     (g)  This Agreement, including the Underwriter's Warrant, the agreement between the Company and the warrant agent (the "Warrant Agreement") and the other agreements of the Company provided for herein, has been duly authorized, executed and delivered by the Company and constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as rights to indemnity and/or contribution may be limited by federal or state securities laws or the public policy underlying such laws and except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Units, Warrants and Shares have been duly authorized for issuance and sale, and, when issued pursuant to this Agreement and the Underwriter's Warrant against payment of the consideration therefor, will be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable shares of Common Stock and not subject to preemptive rights.

     (h) Except as described in the Prospectus, the Company is not in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not
(i) violate any provision of the articles of incorporation or by-laws of the Company (in each case as amended at the time of this Agreement), (ii) result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company or its property may be bound or affected, or any order, law, statute, rule or regulation applicable to the Company of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its property, or any order of any court or governmental agency or authority entered in any proceeding to which the Company was or is now a party or by which it is bound or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Company. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, other than under the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, state securities laws and regulations (collectively, the "Blue Sky Laws") applicable to the public offering of the Units as described in the Registration Statement and the Prospectus, and/or the rules of the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as rights to indemnity or contribution may be limited by applicable law and subject to bankruptcy, insolvency or similar laws generally affecting the rights of creditors and equitable principles effecting the right to obtain specific enforcement or similar equitable relief.

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     (i)  Subject to the qualifications stated in the Prospectus, the Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company owns or leases all such properties described in the prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

     (j) AJ. Robbins, P.C. which has certified or shall certify certain of the financial statements filed or to be filed with the Commission as part of the Registration Statement and Prospectus, are independent certified public accountants within the meaning of the Act and the Rules and Regulations.

     (k) The financial statements and schedules, together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in financial position of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. The Company has no material liabilities or obligations, contingent or otherwise, except as disclosed in the Registration Statement and Prospectus. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved.

     (l) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated or contemplated therein: (i) there has not been any material adverse change in the condition of the Company and its subsidiaries, taken as a whole, financial and otherwise, or in the earnings, business prospects or current operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) there have not been any material transactions entered into by the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any material change in the capital stock or material increase in the long-term indebtedness of the Company; (iv) no action, suit or proceeding at law or in equity and no governmental or regulatory proceeding has occurred or is pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries wherein an unfavorable decision, ruling or finding would have a material adverse effect on the consummation of this Agreement or the business, operations,

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financial condition, income or business prospects of the Company and its subsidiaries, taken as a whole and (v) neither the Company nor any of its subsidiaries has sustained a loss of, or damage to, its properties (whether or not insured) which would have a material adverse effect on the business, operations, financial condition, income or business prospects of the Company and its subsidiaries, taken as a whole.

     (m) Except as set forth in the Prospectus, there is not now pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding (including those related to environmental matters or discrimination on the basis of age, sex, religion or race) to which the Company is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business prospects, net worth or properties of the Company; and no labor disputes involving the employees of the Company exist which might be expected to materially adversely affect the conduct of the business, property or operations or the financial condition or earnings of the Company.

     (n) The Company is not in violation of its articles of incorporation and by-laws, or in default or breach under any court or administrative order or decree, or in default with respect to any provision of any lease, loan agreement, franchise, license, permit, agreement or other contractual obligation to which the Company is a party or by which the Company or any of its property is bound, and there does not exist any state of facts which constitutes an event of default or breach under such documents or which, upon notice or lapse of time or both, would constitute such an event of default or breach except those, if any, described in the Prospectus or such defaults or breaches which, individually or in the aggregate, are not, and with notice or lapse of time, or both, would not become, material to the Company. The Company is not in violation or breach of any law, order, rule, regulation, writ, injunction or decree of any governmental authority or instrumentality or any court, domestic or foreign, which violation would have a materially-adverse effect on its business as described in the Prospectus.

     (o) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company.

     (p) The Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus and is in all material respects complying therewith and, except as disclosed in the Prospectus, owns or possesses adequate rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company is in violation of, or cause the Company to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or locality, the violation of which would have a material adverse impact upon the condition

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(financial or otherwise), business, property, prospective results of operations or net worth of the Company.

     (q) The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

     (r) On the Closing Dates (as defined in Section 2(c)), all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Units, Warrants and Shares to the Underwriter hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

     (s) All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

     (t) Neither Company nor any of its affiliates, nor any director or officer of the foregoing, have taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in (i) a violation of Rule l0b-6 under the Exchange Act or (ii) the manipulation of the price of the Units, Warrants and Shares to facilitate the sale or resale of the Units, Warrants and Shares hereunder.

     (u) Except as set forth in the Prospectus, the Company has no subsidiaries.

     (v) The Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

     (w) Except as reflected in or contemplated by the Registration Statement or any amendment thereto, since the respective dates as of which information is given in the Registration Statement and prior to the Closing Date(s):

           (i) the Company neither has nor will have incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business;

          (ii) the Company shall not be delinquent in the payment of principal or interest on any outstanding debt obligations; and

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         (iii) there has not been and will not have been any material adverse change, or any indication of a prospective material adverse change, in the business, operations (resulting from litigation or otherwise), property, prospects, financial condition, net worth or results of operations of the Company.

     (x) As of the effective date of the Registration Statement, the Common Stock has been duly registered under Section 12(g) of the 1934 Act; the Warrants have been approved for quotation on the National Association of Securities Dealers Automated Quotation Small Cap Market ("Nasdaq Small Cap") upon official notification of issuance; and the Units and Common Stock have been approved for quotation upon the official National Market System of NASDAQ (the "NASDAQ/NMS") upon official notice of issuance.

     (y) The Company keeps accurate books and records and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management's authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (z) The Company has not distributed and will not distribute prior to the Closing Dates any offering material in connection with the offer and sale of the Units, Warrants or Shares other than as permitted by the Act.

     (aa) The Company has not (i) had any material dealings within the twelve
(12) months prior to the date of this Agreement with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering, except as disclosed in writing to you prior to the date hereof; (ii) entered into a financial or management consulting agreement except as contemplated hereunder; or (iii) engaged any intermediary between you and the Company, and/or any of the affiliates of the Company, in connection with the offering of Units, Warrants or Shares and no person has been or will be compensated in any manner for such service.

     Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriter in connection with the Closing shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2.   PURCHASE, DELIVERY AND SALE OF THE SHARES.

     (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to buy from the Company at $9.00 per Unit at the place and time hereinafter specified, 450,000 Units.

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     Delivery of the Firm Units as well as the Underwriter's Warrant against payment therefor shall take place at the offices of First Midwest Securities, Inc., 1233 N. Mayfair Road, Suite 215, Milwaukee, Wisconsin 53213 (or at such other place as may be designated by agreement between you and the Company) at 9:00 a.m. local time on at such date as you may designate within five business days of the effective date of the Registration Statement or the date which you receive the Prospectus in sufficient quantity to send confirmations of sale, such time and date of delivery for the Firm Units being herein called the "First Closing Date." Time shall be of the essence and delivery at the time and place specified in this subsection (a) is a further condition to the obligations of the Underwriter hereunder. Payment shall be made to the order of the Company on the First Closing Date.

     (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to you to purchase all or any part of an aggregate of an additional 67,500 Units at the same price per Unit as you shall pay for the Firm Units being sold pursuant to the provision of subsection (a) of this Section 2. This option may be exercised within thirty
(30) days after the First Closing Date upon notice by you to the Company advising it as to the amount of Option Units as to which the option is being exercised, the names and denominations in which the certificates for such Option Units are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be earlier than four and not later than ten full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Units against payment therefor shall take place at the offices of the Underwriter. Time shall be of the essence and delivery at the time and place specified in this subsection (b) is a further condition to your obligations hereunder. The Option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriter of Firm Units referred to in subsection (a) above.

     (c) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company shall sell to you individually, and/or your designated officers, at the First Closing Date, as defined below, for $100, Underwriter's Warrants to purchase an aggregate of up to 45,000 Underwriter's Warrant Units. The price, terms and provisions of the Underwriter's Warrant Units and the respective rights and obligations of the Company and the holders of the Underwriter's Warrants and/or Underwriter's Warrant Units and the components thereof are set forth in the Underwriter's Warrant between the Company and the Underwriter.

     (d) The Company will make the certificates for the securities comprising the Units to be purchased by the Underwriter hereunder available to you for examination at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates" and individually as a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request, at least two full business days prior to the relevant Closing Dates. Time shall be of the essence and the


                                       9

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availability of the certificates at the time and place specified in this
Agreement is a further condition to the obligations of the Underwriter.

     Definitive engraved certificates in negotiable form for the Firm Units and the Option Units to be purchased by the Underwriter hereunder will be delivered by the Company to you for your account against payment of the purchase price by you by certified or bank cashier's checks in certified funds, payable to the order of the Company.

     In addition, in the event you exercise the option to purchase from the Company all or any portion of the Option Units pursuant to the provisions of subsection (b) above, payment for such Option Units shall be made to or upon the order of the Company not later than ten (10) business days after the Option Closing Date by certified checks at the time and date of delivery of such Option Units as required by the provisions of subsection (b) above, against receipt of the certificates for such Option Units by you for your account, registered in such names and in such denominations as you may request.

     It is understood that the Underwriter proposes to offer the Units to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

3.   COVENANTS OF THE COMPANY.

     The Company covenants and agrees with the Underwriter that:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, will so advise you and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (i) the completion by the Underwriter of the distribution of the Shares contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (ii) 25 days after the Effective Date, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares.

          (i) Promptly after you or the Company is advised thereof, you will advise the Company or the Company will advise you, as the case may be, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional


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information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop orders or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering in any jurisdiction, or the institution of any proceedings for any of such purposes, and the Company will use its reasonable efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting thereof.

          (ii) The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and selected dealers to use the Prospectus in connection with the sale of the Units for such period as in the opinion of counsel of the Underwriter (whether general, special, patent or otherwise) the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Securities, or which, in the opinion of counsel for the Company or counsel for the Underwriter, should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Units, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter.

          (iii) The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Shares.

     (b) The Company will use its best efforts and shall pay all costs and expenses to qualify or register ("Blue Sky") the Firm Units and Option Units for sale under the securities or "blue sky" laws of such jurisdictions as you may designate and will make such applications and furnish such information to counsel for the Underwriter as may be required for that purpose and to comply with such laws, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Firm Units and Option Units. Blue Sky applications shall be prepared by the Company's counsel, Gary A. Agron, at the Company's expense. On the Effective Date of this Agreement as defined in Section 9 below, counsel for the Company shall deliver to Underwriter's counsel a Blue Sky Memorandum describing, among other things, all states wherein the Offering has been qualified or registered for sale, the number of Units registered in each such state and the period of effectiveness of such qualification or registration. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably request.

     (c) If the sale of the Units provided for herein is not consummated for any reason caused by the Company, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in Section 8, including your accountable expenses, as provided in Section 8(b).

     (d) The Company will use its best efforts to cause a Registration Statement under the Exchange Act to be declared effective concurrently with the completion of the offering of the Shares or promptly thereafter, but in no event later than three days after the date of the Prospectus.

     (e)  For so long as the Company is a reporting company under either
Section 12(g) or 15(d) of the Exchange Act, the Company, at its expense, will furnish to the holders of its Common Stock, Units and Warrants an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to you during the period ending five years from the date hereof, (i) within 90 days of the end of each fiscal year, a balance sheet of the Company and any subsidiaries as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company and any subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent auditors; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information as you may from time to time reasonably request.

     (f) In addition to the information and reports set forth in Section 3(e) above, for a period of two years from the Effective Date, the Company, at its expense, shall furnish to you (i) unaudited quarterly financial statements on a timely basis, and (ii) monthly shareholder lists prepared by the Company's transfer agent.

     (g) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

     (h) The Company will deliver to you at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon order of the Underwriter, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriter may reasonably request. The Company will deliver to the Underwriter on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

     (i) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so, but in no event later than 90 days after the end of 12 months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date, which shall satisfy the requirements of Section 11(a) of the Act.

     (j) The Company will apply the net proceeds from the sale of the Firm Units substantially for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

     (k) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, preliminary Prospectus or Prospectus and take any other action, which in the reasonable opinion of Niebler & Muren, S.C., counsel to the Underwriter, may be reasonably necessary or advisable in connection with the distribution of the Shares and will use its reasonable efforts to cause the same to become effective as promptly as possible.

     (l) Except as stated below, each of the existing stockholders of the Company at the date hereof (the "Existing Stockholders"), will execute agreements ("Lock Up Agreements"), in the form previously delivered, to the effect that for a period of 12 months from the date of the Prospectus, they will not sell, assign, hypothecate, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company owned prior to the date hereof without your prior written consent, and will agree to permit all certificates evidencing their shares to be endorsed with the appropriate restrictive legends, and consent to the placement of appropriate stop transfer orders with the transfer agent for the Company. Further, options of Company employees shall be excluded from the Lock-Up Agreement. Excluded from the Lock-Up Agreement shall be those shares of Common Stock that certain Existing Stockholders are registering for sale as part of the Registration Statement.
The Company further agrees that for
a period of 12 months from the date hereof, it will not register any shares of Common Stock underlying any existing stock purchase warrants.

     (m) The Company shall immediately make all filings required to seek approval for the quotation of the Common Stock and Units on the NASDAQ National Market and the Warrants for quotation on the Nasdaq Small Cap and will use its reasonable efforts to effect and maintain the aforesaid approval for at least five years from the date of this Agreement. Within 10 days after the Effective Date, the Company shall cause the Company to be listed in Standard & Poor's Financial Relations Program (including S&P Corporate Records, Stock Guide, OTC Stock Reports and Market Guide) and cause such listing to be maintained for five years from the date of this Agreement.

     (n) All officers, directors, and shareholders of the Company required to execute the Lock Up Agreement have executed the same.

     (o) Prior to the First Closing Date, the Company will not issue, directly or indirectly, without your prior written consent, a press release or other communication or hold any press conference with respect to the Company, its activities or the Offering.

     (p) The Company and the Existing Stockholders represent that it or they have not taken, and agree that it or they will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units.

     (q) For a period of twenty-four months from the Closing, the Company shall, at your option, appoint a non-voting observer to the Company's Board of Directors, designated by you and such observer shall receive notice of and be entitled to attend all meetings of the Board of Directors. The Company agrees it shall fully indemnify, defend and hold harmless such observer to the fullest extent permitted by law with respect to all acts and omissions as an observer to the Company's Board of Directors.

     (r) The Company will reserve and keep available that maximum number of its authorized but unissued Shares which are issuable upon exercise of the Warrants and the Underwriter's Warrant (as defined in Section 11).

     (s) The Company will not, prior to the First Closing Date, incur any material liability or obligation, direct or contingent, or enter into any material transaction other than in the ordinary course of business, except as disclosed prior thereto in the Prospectus.

     (t) For a period of thirty-six (36) months from the Effective Date, you shall have the right to provide a competitive 401k program to management and all employees of the Company.

     (u) The Company shall select Common Stock and Warrant certificates and utilize a stock transfer agent satisfactory to you.

     (v) So long as any Warrants are outstanding, the Company shall use its best efforts to cause post-effective amendments to the Registration Statement to become effective in compliance with the 1933 Act and without any lapse of time between the effectiveness of any such post-effective amendments and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to the Underwriters and each dealer as many copies of each such Prospectus as the Underwriters or dealer may reasonably request.

4.   CONDITIONS OF UNDERWRITER'S OBLIGATION.

     The obligations of the Underwriter to purchase and pay for the Units which it has agreed to purchase hereunder are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

     (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than December 1, 1997, 2:00 P.M., Milwaukee, Wisconsin time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Niebler & Muren, S.C., counsel to the Underwriter; and no stop order shall be in effect denying or suspending effectiveness of the Registration Statement nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under the Act.

     (b)  Since the dates as of which information is given in the Registration
Statement:

          (i) the Company shall not have sustained any material loss or interference with its business from any labor dispute, fire, explosion, flood or other calamity (whether or not insured), or from any court or governmental action, order or decree; and

          (ii) there shall not have been any change in the equity ownership, short-term debt or long-term debt of the Company or a change, or a development involving a prospective change, in or affecting the ability of the Company to conduct its business (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, management, financial position, members' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and Prospectus, the effect of which on the Company, in any such case described in clause (i) or (ii) of this Section 4(b), is, in your judgment (exercising your sole discretion), so material and adverse as to make it impracticable or inadvisable to proceed with the distribution of the Offering or the delivery of the Units, Warrants and Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

     (c) Between the date hereof and the First Closing Date and the Option Closing Date if the option is exercised, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, patents, operations or financial condition or income of the Company considered as an entity.

     (d) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Gary A. Agron, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and is duly qualified or licensed to do business as a foreign corporation in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification except where failure to so qualify would not result in a material adverse effect on the Company;

          (ii) to the best knowledge of such counsel, (a) the Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business as described in the Prospectus, (b) such obtained licenses, permits and other governmental authorizations are in full force and effect, and (c) the Company is in all material respects complying therewith;

          (iii) the authorized capitalization of the Company as of the date of the Prospectus was as set forth under "Description of Securities" in the Prospectus; all of the shares of the Company's outstanding stock requiring authorization for issuance by the Company's Board of Directors have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any stockholder and the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, and there are no restrictions upon the voting or transfer of, any of the Common Stock; the Units, Common Stock, Warrants and the Underwriter's Warrants conform to the respective descriptions thereof contained in the Prospectus; the Units and each Unit component to be issued as contemplated in the Registration Statement has been duly authorized and, when paid, will be non-assessable and free of preemptive rights, and no personal liability will attach to the ownership thereof; all prior sales of the Company's securities have been made in compliance with, or under an exemption from, the Act and applicable state securities laws; a sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Warrants and the Underwriter's Warrants; and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied, for or relating to the registration of the Units;

          (iv) the Company has full power and authority to enter into and perform each of this Agreement, the Underwriter's Warrant, the Warrant Agreement and the Warrants; all of such agreements, and the performance of the obligations of the Company hereunder, have been duly authorized by all necessary action and have been duly executed and delivered by and on behalf of the Company, and assuming due authorization, execution and delivery of this Agreement by the Underwriter and of such other agreements by the other parties thereto, all of such agreements are legal, valid and binding agreements of the Company enforceable in accordance with their terms; provided that no opinion need be expressed as to the enforceability of the indemnity provisions contained in Section 6 or the contribution provisions contained in Section 7 of this Agreement, and except that rights to identify or contribution may be limited by applicable law and enforceability of the agreement may be limited by bankruptcy, (as described in paragraph 1(f) above) insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and no approval, authorization or consent of any court, board, agency or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the execution and delivery of this Agreement, or in connection with the issue or sale of the Units by the Company pursuant to this Agreement (other than under the Act, applicable Blue Sky Laws and the rules of the NASD) or the consummation by the Company of any transaction contemplated by this Agreement;

          (v) the Warrant Shares (including those issuable upon exercise of the Underwriter's Warrants) and Underwriter's Warrant Units have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement and the Underwriter's Warrant, respectively, will be duly and validly issued, fully paid and nonassessable.

          (vi) the certificate evidencing the Unit components and the Underwriter's Warrants are in valid and proper legal form; the Warrants and the Underwriter's Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrant Agreement and the Underwriter's Warrant, respectively; and at the respective prices therein provided for; the shares of Common Stock of the Company issuable upon exercise of the Warrants and the Underwriter's Warrants have been duly authorized and reserved for issuance upon such exercise or conversion, and such shares, when issued upon such exercise in accordance with the terms of the Warrants and the Underwriter's Warrants and at the price paid, or upon such conversion, shall be fully paid and non-assessable;

          (vii) such counsel knows of no pending or threatened legal suit, proceeding, inquiry or investigation to which the property of the Company is subject, before or brought by any court governmental agency or body or arbitration tribunal which could materially and adversely affect the business, property, financial position/condition, net worth, operations or prospects of the Company or its affiliates or materially and adversely affect their respective properties or assets, or which question the validity of the Units or the components thereof, this Agreement, the Warrant Agreement or the Underwriter's Warrant or of any action taken or to be taken by the Company pursuant to this Agreement, the Warrant Agreement or the Underwriter's Warrant; no such proceedings are known to such counsel to be contemplated against the Company, or its assets; and there are no governmental proceedings or regulations known to such counsel required to be described or referred to in the Registration Statement which are not so described or referred to;

          (viii) to the best knowledge of such counsel, the Company is not in violation of or default under this Agreement, the Warrant Agreement or the Underwriter's Warrant, and the execution and delivery hereof and thereof and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated will not result in a violation of, or constitute a default under, the certificate or articles of incorporation or by-laws of the Company, or in the performance or observation of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or in a violation of any material order, rule, regulation, writ, injunction or decree or any government, governmental instrumentality or court, domestic or foreign;

          (ix) the Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending before, or threatened by, the Commission or any "blue sky" or securities authority; to the best knowledge of such counsel, all descriptions in the Registration Statement and the Prospectus of statutes, regulations and governmental proceedings are accurate and fairly present the information disclosed in all material respects, and such counsel does not know of any legal, governmental or regulatory proceedings, pending or threatened, required to be described in the Prospectus, nor of any contracts or documents of a character required to be described in or filed as exhibits to the Registration Statement, which are not so described or filed;

          (x) such counsel has participated in the preparation of the Registration Statement and the Prospectus, such counsel has no reason to believe that the Registration Statement or the Prospectus or any amendment or supplement thereto or any document incorporated by reference therein at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except, for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion);

          (xi) all descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents filed as exhibits to the

Registration Statement are accurate and fairly present the information required to be shown, and such counsel is familiar with all contracts and other documents filed as exhibits to the Registration Statement and the Prospectus and any such amendment or supplement, or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

          (xii) no authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Units or Unit components by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Warrants, Underwriter's Warrants or the securities underlying the Warrants and the Underwriter's Warrants, other than registration or qualification of the Units and Underwriter's Warrants under applicable state or foreign securities or blue sky laws and registration under the Act;

          (xiii) the statements in the Registration Statement under the captions "Business," "Use of Proceeds,"Management" and "Description of Securities" have been reviewed by such counsel and, insofar as they refer to descriptions of agreements, statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

          (xiv) to the best knowledge of such counsel, the Company has good and marketable title to all the property and assets reflected as owned by it in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind or nature whatsoever except those, if any, reflected in the Prospectus or which are not material to the Company and do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property; to the best knowledge of such counsel, all property held or used by the Company under leases, licenses, franchises or other agreements are held by it under valid, subsisting and enforceable leases, licenses, franchises or other agreements, subject to bankruptcy, insolvency or similar laws generally affecting the rights of creditors and equitable principles effecting the right to obtain specific enforcement or similar equitable relief;

          (xv) to the best knowledge of such counsel, there are no holders of securities of the Company having rights to the registration of such securities, and there are no options, warrants or other rights to purchase or otherwise acquire any equity interest in the Company, or any security convertible such equity interest, except as disclosed in the Prospectus; and

          (xvi) to the best knowledge of such counsel, the Company is not in violation of its articles of incorporation or by-laws, or other organizational or charter documents or in default (nor has an event occurred which, with notice, lapse of time or both, would constitute such a default) in the performance of any obligation, agreement or condition contained in any bond, indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company or any of its property may be bound or affected, and to the best knowledge of such counsel, the Company is not in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where such violation or default could have a material adverse effect on the respective business, property or operations of the Company.

     Such opinion shall also cover such matters including to the transactions contemplated hereby as you or counsel for the Underwriter shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or the corporate law of the State of Utah upon opinions of counsel satisfactory to you, which may also be addressed to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

     (e) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus, and other related matters shall be reasonably satisfactory to or approved by Niebler & Muren, S.C., counsel to the Underwriter, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, with respect to the validity of the issuance of the Units, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to counsel for the Underwriter such documents as they may reasonably request for the purpose of enabling them to render such opinion.

     (f) At both the time of the execution of this Agreement by the Company and at the Closing Date, you shall have received letters in form and substance satisfactory to you, from AJ. Robbins, P.C. (the "Auditors"), dated respectively as of the date of this Agreement and as of the Closing Date, to the effect that they are independent certified public accountants with respect to the Company within the meaning of the Act and published Rules and Regulations, and that the Registration Statement is correct insofar as it relates to them and stating in effect that:

          (i) In their opinion the audited financial statements and notes of the Company in the Registration Statement and the Prospectus examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulation with respect to registration statements on Form SB-2.

          (ii) On the basis of inquiries and procedures conducted by them (not constituting an examination in accordance with generally accepted auditing standards), including a reading of the financial information and other data included in the Registration Statement and the Prospectus in response to Item 310 of Regulation S-B; that on the basis of inquiries of officials of the Company who have responsibility for financial accounting matters, especially as to whether there was any adverse change in revenues, net income, or any change in the capital stock of the Company or any change in the long-term debt or any increase in bank borrowings or any decreases in total assets, net current assets or shareholders' equity of the Company; reviewing minutes of all meetings of shareholders and boards of directors (and various committees thereof) of the Company since inception and other specified inquiries and procedures, nothing has come to their attention as a result of the foregoing inquiries and procedures that caused them to believe that:

               (A) the audited financial statements for the years ended December 31, 1995 and December 31, 1996, as to the Company, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations with respect to registration statements on Form SB-2; or said financial statements are fairly presented in conformity with generally accepted accounting principles; or the amounts included in the Registration Statement and the Prospectus in response to Item 310 of Regulation S-B are not consistent with the corresponding amounts in the audited or unaudited financial statements from which such amounts were derived; or

               (B) during the period from December 31, 1996 to a specified date not more than five (5) days prior to the date of such letter, there has been any change in the Common Stock or long-term debt of the Company or any increase in bank borrowings of the Company or any decrease in the shareholders' equity or working capital of the Company or change in any other item appearing on the Company's financial statements as to which the Underwriter may request advice, in each case as compared with amounts shown in the financial statements included in the Prospectus, except in each case for increases or deficiencies which the Prospectus discloses have occurred or may occur, or as specified in such letter, in which case the letter shall be accompanied by an explanation by the Company of the significance thereof.

          (iii) On the basis of certain procedure agreed to by the Underwriter and the Auditors and described in their letter or letters, certain numerical data and information included in the Registration Statement and Prospectus and referred to in their letter were in agreement with specifically designated records of the Company which were not included in the Registration Statement and Prospectus but from which information in the Registration Statement or the Prospectus was derived.

     (g) There shall have been furnished to you, on each Closing Date, a certificate of the principal executive officer and the principal financial officer of the Company, dated as of such Closing Date, to the effect that:

          (i) the representations and warranties of the Company which are set forth in this Agreement thereof are true and correct as of the date of this Agreement and as of each Closing Date, as if again made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

          (ii) to the best of their knowledge, the Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as part of the Registration Statement or any amendment thereto, no stop order suspending the effectiveness of the Registration Statement or enjoining the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

          (iii) each of the respective signers of the certificate has carefully examined the Registration Statement and the Prospectus and, in his opinion and to the best of his knowledge, information and belief, the Registration Statement and the Prospectus and any amendments or supplements, thereto contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations to be stated therein, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth: and

          (iv) since the effective date of the Registration Statement, there has not been any material adverse change or, to their knowledge, a development involving a prospective material adverse change in the business, properties, financial conditions, general affairs or earnings of the Company, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Registration Statement and Prospectus theretofore amended including the proposed amendment thereto delivered to you prior to or contemporaneously with the execution of this Agreement or (but only if you expressly consent thereto in writing) delivered to you thereafter; since such date and except as so disclosed, or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any material transaction; since such date and except as so disclosed there has not been any material change in the equity ownership of the Company or its short-term debt or long-term debt; since such date and except as so disclosed, no action, suit or proceeding at law shall be pending or threatened against the Company which would be required to be disclosed in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company; and since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or, to their knowledge, threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained a material loss or interference with its business from any labor dispute, fire, explosion, flood or other calamity (whether or not insured) or from any court or governmental action, order or decree.

     The delivery of the certificate provided for in this Section shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii), (iii) and (iv) of this Section to be set forth in said certificate;

     (h) Upon exercise of the option provided for in Section 2(b) hereof, your obligations to purchase and pay for the Option Units referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

          (i) The Registration Statement shall remain effective at the Option Closing Date, no stop order suspending the effectiveness thereof shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of Niebler & Muren, S.C., counsel to the Underwriter.

          (ii) At the Option Closing Date there shall have been delivered to you the signed opinion of Gary A. Agron, counsel for the Company, dated as of the Option Closing Date, in form and substance satisfactory to Niebler & Muren, S.C., counsel to the Underwriter, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Section 4(d) hereof, except that such opinion, where appropriate, shall cover the Option Shares rather than the Firm Shares. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.

          (iii) At the Option Closing Date, there shall have been delivered to you a certificate of the Chairman of the Board and the principal financial officer of the Company dated the Option Closing Date, in form and substance satisfactory to Niebler & Muren, S.C., counsel to the Underwriter, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Section 4(g) hereof.

          (iv) At the Option Closing Date, there shall have been delivered to you letters in form and substance satisfactory to you from the Auditors, dated the Option Closing Date and addressed to you, confirming the information in their letter referred to in Section 4(f) hereof as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) business days prior to the Option Closing Date which would require any change in said letter if it were required to be dated the Option Closing Date.

          (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Units shall be satisfactory in form and substance to you, and you and Niebler & Muren, S.C., counsel to the Underwriter, shall have been furnished with all such documents, certificates and opinions as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained therein.

     (i) If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be cancelled at, or at any time prior to, each Closing

Date by your notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Underwriter to the Company, except as otherwise provided herein.

     (j) There shall have been furnished to you, on or before the First Closing Date, the Lock Up Agreement signed by the Company, and each shareholder, director and officer so required.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and your counsel. The Company shall promptly furnish you with such manually signed or conformed copies of such opinions, certificates, letters and other documents as you may reasonably request from time to time. With respect to any Closing, by written instrument delivered to the Company, you may from time to time, in your sole discretion, waive any of the requirements imposed upon the Company pursuant to this Section, including without limitation the requirement that any opinion, certificate, survey or other document be delivered to you at any Closing or as of any Closing Date; any such waiver by you with respect to a Closing shall not in any way be construed as such waiver with respect to any other Closing. If any condition to your obligations hereunder to be satisfied prior to or a Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of you or the Company, except for the expenses or fees to be paid or reimbursed by the Company pursuant to Section 8 hereof and except to the extent provided in Sections 6 and 7 hereof.

5.  CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

     The obligation of the Company to sell and deliver the Units is subject to the following conditions:

     (a) The Registration Statement shall have become effective not later than December 1, 1997 at 2:00 p.m. Milwaukee, Wisconsin time, on the date of this Agreement, or on such later date or time as the Company and you may agree in writing.

     (b) On the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

     If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Units on exercise of the option provided for in Section 2(b) hereof shall be affected.

6.  INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless you, each of your officers, directors, employees and agents, and each person, if any, who controls you within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which you or each such officer, director, employee, agent or controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in or incorporated in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof (any such document, application or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; the Company agrees to reimburse you and each such other indemnified person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that:

          (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you specifically for use therein (but in no event shall the assistance in the drafting of all or any portion of the Registration Statement, any Preliminary Prospectus, the Prospectus, such amendment or supplement or such other document of the type referred to in the preceding paragraph by you or your counsel constitute such information); or

         (ii) if such statement or omission was contained or made in a Preliminary Prospectus and corrected in the Prospectus and (i) any such loss, claim, damage or liability suffered or incurred by you (or any person who controls you) resulted from an action, claim or suit by any person who purchased Units from you in the Offering, and (ii) you failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Units in any case where such delivery is required by the Securities Act unless such failure was due to failure by the Company to provide copies of the Prospectus to you as required by this Agreement.

     The indemnification obligations of the Company as provided above are in addition to any liabilities the Company may otherwise have under other agreements, under common law or otherwise.

     (b) You will indemnify and hold harmless the Company, each of the directors and officers of the Company who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with your written consent, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with any written information furnished to the Company by you specifically for use therein (but in no event shall the assistance in the drafting of all or any portion of the Registration Statement, any Preliminary Prospectus, the Prospectus, such amendment or supplement or such other document of the type referred above by you or your counsel constitute such information). You agree to reimburse the Company and each such other indemnified person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

     Your indemnification obligations as provided above are in addition to any liabilities which you may otherwise have under other agreements, under common law or otherwise.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Underwriter or a person who controls the Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party, and in the reasonable judgment of the Underwriter, it is advisable for the Underwriter or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

7.  CONTRIBUTION.

     In order to provide for just and equitable contribution under the Act in any case in which (i) the Underwriter makes claims for indemnification pursuant to Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Underwriter, then the Company and each person who controls the Company, in the aggregate, and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that such Underwriter is responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per Unit appearing on the cover page of the Prospectus bears to the public offering price per Unit appearing thereon, and the Company shall be responsible for the remaining portion, provided, however, that (a) if such allocation is not permitted by applicable law, then the relative fault of the Company and the Underwriter and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The

Company and the Underwriter agree (a) that it would not be just and equitable if the respective obligations of the Company and the Underwriter to contribute pursuant to this Section 7 were to be determined by PRO RATA or PER CAPITA allocation of the aggregate damages or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7 and (b) that the contribution of the Underwriter shall not be in excess of its proportionate share of the portion of such losses, claims, damages or liabilities for which the Underwriter is responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriter. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

8.  COSTS AND EXPENSES.

     (a) Whether or not this Agreement becomes effective or the sale of the Firm Units or Option Units to the Underwriter is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company, including but not limited to the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Units contemplated hereby; all expenses, including reasonable fees (but not in excess of the amount set forth in Section 3(b)) and disbursements of counsel to the Underwriter, in connection with the qualification of the Units and Unit components under the State Securities or Blue Sky Laws which we shall mutually designate; the cost of printing and furnishing to the Underwriter copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Selling Agreement and the Blue Sky Memorandum; the cost of printing the certificates representing the components comprising the Units, expenses of Company due diligence meetings and presentations. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriter hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

     (b) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to you the balance of a non-accountable expense allowance of $135,000 of which $20,000 has been paid. In the event the over-allotment option is exercised in full, the Company shall pay to you at the Option Closing Date an additional amount equal to 3% of the gross proceeds received upon exercise of the over-allotment option. In the event the transactions contemplated hereby are not consummated for any reason, the Underwriter will retain that portion of the $20,000 non-accountable expense allowance deposit received from the Company as is equal to its actual accountable expenses and will reimburse the Company for the remainder, if any.

     (c) No person is entitled either directly or indirectly to compensation from the Company, from the Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriter, and the Underwriter agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which the indemnified party may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

9.  EFFECTIVE DATE.

     The Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until 9:00 a.m. Milwaukee, Wisconsin time, on the first full business day following the Effective Date, or at such earlier time after the Effective Date as you in your discretion shall first commence the initial public offering of any of the Shares. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by you to dealers by letter, telegram, or telefax whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3(c), 6, 7, 8, 12, 13, 14 and 17 shall remain in effect notwithstanding such termination.

10.  TERMINATION.

     (a) This Agreement, except for Sections 3(c), 6, 7, 8, 12, 13, 14 and 17, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 2(b), if exercised, may be cancelled, at any time prior to the Option Closing Date, by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Units agreed to be purchased hereunder, by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof, (iv) a banking moratorium having been declared by federal, Florida or New York State authorities, (v) an outbreak of major international hostilities or other national or international calamity having occurred, (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company, (vii) any adverse change having occurred in the sole opinion of the Underwriter in the financial or securities markets since the date of this Agreement, (viii) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration
Statement but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect; or (ix) any adverse change having occurred in the sole opinion of the Underwriter with respect to the earnings, business prospects or general condition of the Company, financial or otherwise, other than normal fluctuations in sales, whether or not arising in the ordinary course of business.

     (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10 or in Section 9, the Company shall be promptly notified by you, by telephone, telegram, or telefax confirmed by letter.

     (c) Any termination pursuant to section 10 or 9 of the Agreement shall be without liability of the Underwriter to the Company or on the part of the Company to the Underwriter, including, but not limited to, loss of anticipated profits or consequential damages except that the Company shall remain obligated to pay the costs and expenses provided to be paid in Section 4(b) and 8 hereof and except as to indemnification and contribution as provided in Section 6 and 7 hereof.

11.  UNDERWRITER'S WARRANT.

     On the First Closing Date, the Company will issue to you, for a consideration of $100 and upon the terms and conditions set forth in the form of Underwriter's Warrant annexed as an exhibit to the Registration Statement, an Underwriter's Warrant to purchase up to 45,000 Units at an exercise price of $12.00 per Unit. In the event of conflict in the terms of this Agreement and the Underwriter's Warrant, the language of the Underwriter's Warrant shall control.

12.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     (a) All representations, warranties, covenants and agreements of the Company, the Company and the Underwriter contained herein or in certificates of officers delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 6 and 7 hereof, shall survive the delivery and execution of this Agreement and the Closing Date and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person controlling you, the Company or any of its officers, directors, or controlling persons.

     (b) The indemnification and contribution provisions of Section 6 and 7 hereof are in addition to any and all remedies or rights which either of the parties hereto may have, including the right to sue and recover damages for any breach of any representation, warranty or covenant made or given by either of the parties hereto to any other party.


13.  NOTICE.

     All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to you, will be mailed, certified mail, return receipt requested, delivered or telegraphed or telefaxed and confirmed at 1233 N. Mayfair Road, Suite 117, Milwaukee, Wisconsin 53226, telefax (414) 778-0820, or if sent to the Company, will be mailed, certified mail, return receipt requested, delivered, or telegraphed or telefaxed and confirmed to it at 20 North Orange Avenue, Orlando, Florida 32801, telefax (407) 648-8101.

14.  PARTIES IN INTEREST.

     The Agreement herein set forth is made solely for the benefit of the Underwriter and the Company and any person controlling the Company, or the Underwriter, and directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, the officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Units.

15. INTEGRATION. This Agreement (including the Schedules hereto) constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and supersedes all prior agreements and understandings among the parties both written and oral.

16. PARTIAL UNENFORCEABILITY. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.

17.  APPLICABLE LAW.

     This Agreement will be governed by, and construed in accordance with, the laws of the State of Wisconsin applicable to agreements made and to be entirely performed within Wisconsin.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                      Yours very truly,

                                      ORLANDO PREDATORS ENTERTAINMENT, INC.



                                      By
                                        -----------------------------------
                                        Jack Youngblood, President

Dated: __________________, 1997

     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                      FIRST MIDWEST SECURITIES, INC.



                                      By
                                        -----------------------------------
                                        James Linna, President

Dated: __________________, 1997